CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-4 on Form S-8 of our report dated July 19, 1996 appearing in Star Multi Care Services, Inc.'s annual report on Form 10-KSB for the fiscal year ended May 31, 1996.



/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP
October 1, 1996